EXHIBIT 4.6

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERENCED AND REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM IN ACCORDANCE WITH THE PROVISIONS OF THE INDENTURE AND THE TERMS OF THIS NOTE, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE. TRANSFER OF A PORTION OF THIS NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE. IN THE EVENT THAT THIS GLOBAL NOTE IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL NOTES REPRESENTED HEREBY, ALL SUCH INDIVIDUAL NOTES IN THE FORM OF DEFINITIVE CERTIFICATES SHALL CONTAIN THE BELOW LEGEND WITH RESPECT TO JAPANESE TAXATION.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, TO TAKEDA PHARMACEUTICAL COMPANY LIMITED (THE “COMPANY”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

INTEREST PAYMENTS ON THIS NOTE GENERALLY WILL BE SUBJECT TO JAPANESE WITHHOLDING TAX UNLESS IT IS ESTABLISHED THAT THIS NOTE IS HELD BY OR FOR THE ACCOUNT OF A BENEFICIAL OWNER THAT IS (I) FOR JAPANESE TAX PURPOSES, NEITHER AN INDIVIDUAL RESIDENT OF JAPAN OR A JAPANESE CORPORATION, NOR AN INDIVIDUAL NON-RESIDENT OF JAPAN OR A NON-JAPANESE CORPORATION THAT IN EITHER CASE IS A PERSON HAVING A SPECIAL RELATIONSHIP WITH THE COMPANY AS DESCRIBED IN ARTICLE 6, PARAGRAPH (4) OF THE ACT ON SPECIAL MEASURES CONCERNING TAXATION OF JAPAN (ACT NO. 26 OF 1957, AS AMENDED) (THE “ACT ON SPECIAL TAXATION MEASURES”) (A “SPECIALLY-RELATED PERSON OF THE COMPANY”), (II) A JAPANESE FINANCIAL INSTITUTION OR A JAPANESE FINANCIAL INSTRUMENTS BUSINESS OPERATOR DESIGNATED IN ARTICLE 3-2-2, PARAGRAPH (29) OF THE CABINET ORDER (CABINET ORDER NO. 43 OF 1957, AS AMENDED) RELATING TO THE ACT ON SPECIAL TAXATION MEASURES WHICH COMPLIES WITH THE REQUIREMENT FOR TAX EXEMPTION UNDER ARTICLE 6, PARAGRAPH (9) OF THE ACT ON SPECIAL TAXATION MEASURES OR (III) A PUBLIC CORPORATION, A FINANCIAL INSTITUTION OR A FINANCIAL INSTRUMENTS BUSINESS OPERATOR, ETC. DESCRIBED IN ARTICLE 3-3, PARAGRAPH (6) OF THE ACT ON SPECIAL TAXATION MEASURES WHICH HAS RECEIVED SUCH PAYMENTS THROUGH A PAYMENT HANDLING AGENT IN JAPAN AS DESCRIBED IN PARAGRAPH (1) OF SAID ARTICLE AND COMPLIES WITH THE REQUIREMENT FOR TAX EXEMPTION UNDER PARAGRAPH (6) OF SAID ARTICLE.

INTEREST PAYMENTS ON THIS NOTE TO AN INDIVIDUAL RESIDENT OF JAPAN, TO A JAPANESE CORPORATION NOT DESCRIBED IN THE PRECEDING PARAGRAPH, OR TO AN INDIVIDUAL NON-RESIDENT OF JAPAN OR A NON-JAPANESE CORPORATION THAT IN EITHER CASE IS A SPECIALLY-RELATED PERSON OF THE COMPANY WILL BE SUBJECT TO DEDUCTION IN RESPECT OF JAPANESE INCOME TAX AT THE TIME OF SUCH INTEREST PAYMENTS.

TAKEDA PHARMACEUTICAL COMPANY LIMITED

2.050% Senior Notes due 2030

No. 1	Principal Amount $500,000,000

CUSIP No. 874060 AX4
ISIN US874060AX48
Common Code 219884826

Takeda Pharmaceutical Company Limited (the “Company”), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal amount set forth above on March 31, 2030, and to pay interest thereon from July 9, 2020 or from the most recent Interest Payment Date to which interest has been paid or made available for payment, semi-annually in arrears on each Interest Payment Date commencing on March 31, 2021, at the rate of 2.050% per annum, together with such Additional Amounts (if any) as may be payable under this Note, until the principal hereof is paid or made available for payment. Interest on this Note will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. This Note will be the Company’s direct, unsecured and unsubordinated general obligation and will have the same rank in liquidation as all of the Company’s other unsecured and unsubordinated debt.

In any case in which any date for payment of principal or interest (or Additional Amounts, if any) falls on a day that is not a Business Day, then payment of principal or interest (or Additional Amounts, if any) need not be made on such date but may be made on the next succeeding Business Day. Any payment made pursuant to the preceding sentence on such next succeeding Business Day shall have the same force and effect as if made on the due date, and no interest shall accrue with respect to such payment for the period after such date.

“Interest Payment Date” means each March 31 and September 30 during the term of this Note.

“Business Day” means a day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banking institutions are authorized or required by law, regulation or executive order to be closed in The City of New York, London or Tokyo.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, and such provisions shall for all purposes have the same effect as though fully set forth in this place.

This Note shall not be valid or obligatory for any purpose until it shall have been manually signed by the Trustee for authentication.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

TAKEDA PHARMACEUTICAL COMPANY LIMITED

By
Name: Christophe Weber
Title: Representative Director, President and Chief Executive Officer

[USD 2030 Global Note]

This is one of the Notes referred to in the within-mentioned Indenture:

Dated:	, 2020

THE BANK OF NEW YORK MELLON, as Trustee

By

Authorized Signatory

[USD 2030 Global Note]

REVERSE OF NOTE

1. The principal amount of this Note shall be paid on any redemption date, in immediately available funds in The City of New York upon surrender of the Note at the office designated herein or pursuant hereto of The Bank of New York Mellon, as trustee (The Bank of New York Mellon or any duly appointed successor trustee acting in such capacity herein referred to as the “Trustee”), pursuant to an Indenture (such agreement, as it may be amended from time to time, the “Indenture”), dated as of July 9, 2020, among Takeda Pharmaceutical Company Limited (the “Company”), The Bank of New York Mellon, London Branch, The Bank of New York Mellon SA/NV, Luxembourg Branch, and the Trustee. The office of the Trustee at which such payment shall be made is the corporate trust office located at 240 Greenwich Street, New York, NY 10286, USA or at such other address in The City of New York as the Trustee shall specify (the “Corporate Trust Office”) by notice to the Holder (as defined in the Indenture). Terms used herein not otherwise defined shall have the meaning ascribed to such term in the Indenture.

Payment of the principal of, and interest (including Additional Amounts, if applicable) on, this Note shall be made by wire transfer in immediately available funds to a bank account in the United States designated by the Holder in a written notice received by the Trustee (a) in the case of a payment of interest, prior to the Record Date (as defined below) immediately preceding the date on which such payment is due and (b) in the case of payment of principal on any redemption date, no less than 30 days and no more than 60 days prior to such redemption date, provided that in the case of such payment of principal, this Note shall have been surrendered to the Trustee for payment together with such notice. No interest shall accrue on this Note after redemption; provided, however, that, to the extent permitted by applicable law, interest shall accrue, at the rate at which interest accrues on the principal of this Note, on any amount of principal not paid when due upon surrender of this Note to the Trustee. “Record Date” means, with respect to an Interest Payment Date, the day ten Business Days preceding such Interest Payment Date.

2. Payments of principal of and interest (including Additional Amounts, if applicable) on this Note shall be made in United States dollars or in such other coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts. Until the date on which the Notes shall have been delivered to the Trustee for cancellation, or become due and payable and a sum sufficient to pay the principal of and interest (including Additional Amounts, if applicable) on all of the Notes shall have been made available for payment and either paid or returned to the Company as provided herein and in the Indenture (such date being referred to herein as the “Termination Date”), the Company will at all times maintain an office or agency in the Borough of Manhattan, The City of New York, where Notes may be presented or surrendered for payment.

3. This Note is transferable in whole or in part and may be exchanged for a like aggregate principal amount of Notes of other authorized denominations by the Holder in person, or by his attorney duly authorized in writing, at the Corporate Trust Office in The City of New York, where the Trustee shall maintain a register providing for the registration of the Notes and any exchange or transfer thereof (the “Note Register”). Upon surrender of this Note for exchange or registration of transfer, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a Note or Notes, each in a denomination of $200,000 or an integral multiple of $1,000 in excess thereof, which has or have an aggregate denomination equal to the denomination of this Note and is or are registered in such name or names requested by the Holder. Any Note presented for exchange or registration of transfer shall be accompanied by a written instrument of transfer in form and with guarantee of signature and evidence of authority satisfactory to the Trustee and with payment by the transferor of any stamp or other tax or governmental charge payable in connection with such transfer (or evidence that such tax or charge has been paid) and with such tax identification number or other information for each person in whose name a new Note is to be issued as the Trustee may request to comply with applicable law. No exchange or registration of transfer of this Note shall be made on or after the date upon which a notice of redemption of this Note is transmitted to the Holder.

Notwithstanding any other provision of this Note or the Indenture to the contrary, this Note, if in global form (a Note in such form being referred to herein as a “Global Note”), shall be exchangeable pursuant to this Note and the Indenture only if: (i) DTC (the “Depositary”) notifies the Company that it is unwilling or unable to continue as depositary for a Global Note or has ceased to be qualified to act as such as required by the Indenture or (ii) there shall have occurred and be continuing an Event of Default (as defined in the Indenture) with respect to the Notes. Upon the occurrence of any such event, this Note shall be exchangeable for definitive Notes, as provided in the Indenture. Notwithstanding any other provision of this Note, a Global Note may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC. In the event and for so long as definitive Notes are not issued to any owner of a beneficial interest in this Global Note after the occurrence of one of the events set forth above, the Company expressly acknowledges, with respect to the right of a Holder to pursue a remedy pursuant to Section 4.7 or Section 4.8 of the Indenture, the right of such owner to pursue such remedy with respect to the portion of this Global Note that represents such owner’s Notes as if such definitive Notes had been issued.

No service charge shall be made for any such exchange or registration of transfer, but the Company may charge the party requesting any such exchange or registration of transfer a sum sufficient to reimburse it for any tax or other governmental charge required to be paid in connection with such exchange or registration.

All Notes issued upon any exchange or registration of transfer of this Note shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits, as this Note.

Except in the circumstances referred to in the second paragraph of this Section 3, the Company and the Trustee may treat the Holder as the absolute owner of this Note for the purpose of receiving payments of principal of and interest (including, Additional Amounts, as defined in Section 5 of this Note) on this Note and for all other purposes whatsoever, and the Company and the Trustee shall not be affected by any notice to the contrary.

4. Except as provided in Sections 6, 7 and 8 of this Note, this Note is not redeemable or subject to payment at the option of the Company prior to March 31, 2030.

5. All payments of principal and interest in respect of this Note shall be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Japan, or any authority thereof or therein having power to tax (“Taxes”), unless such withholding or deduction is required by law or by the authority. In such event, the Company shall pay such additional amounts (“Additional Amounts”) as will result in the receipt by the Holder of such amounts as would have been received by it had no such withholding or deduction been required, except that no such Additional Amounts shall be payable with respect to this Note under any of the following circumstances:

(i) the Holder or beneficial owner of this Note is an individual non-resident of Japan or a non-Japanese corporation and is liable for such Taxes in respect of this Note by reason of its (A) having some present or former connection with Japan other than the mere holding of this Note or (B) being a person having a special relationship with the Company (a “specially-related person of the Company”) as described in Article 6, paragraph (4) of the Act on Special Measures Concerning Taxation of Japan (Act No. 26 of 1957, as amended) (together with the cabinet order thereunder (Cabinet Order No. 43 of 1957, as amended), the “Act on Special Taxation Measures”);

(ii) the Holder or beneficial owner of this Note would otherwise be exempt from any such withholding or deduction but fails to comply with any applicable requirement to provide Interest Recipient Information (as defined below) or to submit a Written Application for Tax Exemption (as defined below) to the relevant Paying Agent to whom this Note is presented (where presentation is required), or whose Interest Recipient Information is not duly communicated through the relevant Participant (as defined below) and the relevant international clearing organization to such Paying Agent;

(iii) the Holder or beneficial owner of this Note is for Japanese tax purposes treated as an individual resident of Japan or a Japanese corporation (except for (A) a Designated Financial Institution (as defined below) that complies with the requirement to provide Interest Recipient Information or to submit a Written Application for Tax Exemption and (B) an individual resident of Japan or a Japanese corporation that duly notifies (directly, through the Participant or otherwise) the relevant Paying Agent of its status as not being subject to Taxes to be withheld or deducted by the Company by reason of receipt by such individual resident of Japan or Japanese corporation of interest on this Note through a payment handling agent in Japan appointed by it);

(iv) this Note is presented for payment (where presentation is required) more than 30 days after the day on which such payment on this Note became due or after the full payment was provided for, whichever occurs later, except to the extent the Holder hereof would have been entitled to Additional Amounts on presenting the same for payment on the last day of such period of 30 days;

(v) the Holder is a fiduciary or partnership or is not the sole beneficial owner of the payment of the principal of, or any interest on, this Note, and Japanese law requires the payment to be included for tax purposes in the income of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner, in each case, who would not have been entitled to such Additional Amounts had it been the Holder of this Note; or

(vi) any combination of (i) through (v) above.

For the avoidance of doubt, none of the Company, the Trustee, any Paying Agent or any other person shall be required to pay any Additional Amounts with respect to any withholding or deduction imposed on or in respect of any Note pursuant to Sections 1471 to 1474 of the Internal Revenue Code of 1986, as amended, commonly referred to as FATCA, any treaty, law, regulation or other official guidance implementing FATCA, or any agreement between the Company, the Trustee, a Paying Agent or any other person and the United States, any other jurisdiction, or any authority of any of the foregoing implementing FATCA.

Where this Note is held through a participant of an international clearing organization or a financial intermediary (each, a “Participant”), in order to receive payments free of withholding or deduction by the Company for or on account of Taxes, if the relevant beneficial owner of this Note is (a) an individual non-resident of Japan or a non-Japanese corporation (other than a specially-related person of the Company) or (b) a Japanese financial institution or a Japanese financial instruments business operator (each, a “Designated Financial Institution”) falling under certain categories prescribed by the Act on Special Taxation Measures, all in accordance with the Act on Special Taxation Measures, such beneficial owner of this Note must, at the time of entrusting a Participant with the custody of this Note, provide certain information prescribed by the Act on Special Taxation Measures (“Interest Recipient Information”) to enable the Participant to establish that such beneficial owner is exempted from the requirement for Taxes to be withheld or deducted, and advise the Participant if the beneficial owner of this Note ceases to be so exempted (including the case where a beneficial owner of this Note that is an individual non-resident of Japan or a non-Japanese corporation becomes a specially-related person of the Company).

Where this Note is not held by a Participant, in order to receive payments free of withholding or deduction by the Company for or on account of Taxes, if the relevant beneficial owner of this Note is (a) an individual non-resident of Japan or a non-Japanese corporation (other than a specially-related person of the Company) or (b) a Designated Financial Institution, all in accordance with the Act on Special Taxation Measures, such beneficial owner must, prior to each time at which it receives interest, submit to the relevant Paying Agent a written application for tax exemption (hikazei tekiyo shinkokusho) (“Written Application for Tax Exemption”) in a form obtainable from the Paying Agent stating, inter alia, the name and address of the beneficial owner, the title of this Note, the relevant Interest Payment Date, the amount of interest and the fact that the beneficial owner is qualified to submit the Written Application for Tax Exemption, together with documentary evidence regarding its identity and residence.

The Company shall make any required withholding or deduction and remit the full amount withheld or deducted to the Japanese taxing authority in accordance with applicable law. The Company shall use reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any tax, duty, assessment, fee or other governmental charge so withheld or deducted from the Japanese taxing authority imposing such tax, duty, assessment, fee or other governmental charge, and if certified copies are not available, the Company shall use reasonable efforts to obtain other evidence satisfactory to the Trustee, and the Trustee shall make such certified copies or other evidence available to the Holders or beneficial owners of the Notes upon reasonable request to the Trustee.

The obligation to pay Additional Amounts with respect to any taxes, duties, assessments and other governmental charges shall not apply to (A) any estate, inheritance, gift, sales, transfer, personal property or any similar tax, duty, assessment, fee or other governmental charge or (B) any tax, duty, assessment, fee or other governmental charge which is payable otherwise than by withholding or deduction from payments of principal or interest on this Note; provided that, except as otherwise set forth in this Note and in the Indenture, the Company will pay all stamp, court or documentary taxes or any excise or property taxes, charges or similar levies and other duties, if any, which may be imposed by Japan, the United States or any political subdivision or any taxing authority thereof or therein, with respect to the Indenture or as a consequence of the initial issuance, execution, delivery, registration or enforcement of the Notes.

References to principal or interest in respect of this Note shall be deemed to include any Additional Amounts due which may be payable as set forth in this Note and the Indenture.

6. This Note may be redeemed at any time at the option and sole discretion of the Company, in whole or in part, at any time prior to December 31, 2029 (the “Par Call Date”), upon giving not less than 30 nor more than 60 days’ notice of redemption to the Trustee and the Holders, at a redemption price equal to the greater of (a) 100% of the principal amount of this Note being redeemed or (b) the sum of the present values of the principal and the remaining scheduled payments of interest on this Note being redeemed (exclusive of interest accrued to the Redemption Date (as defined in the Indenture)), that would be due if this Note were redeemed on the Par Call Date, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Indenture) plus 25 basis points, plus, in each case, accrued and unpaid interest on the principal amount of this Note being redeemed to, but excluding, the Redemption Date.

This Note may be redeemed at any time at the option and sole discretion of the Company, in whole or in part, at any time on or after the Par Call Date, upon giving not less than 30 nor more than 60 days’ notice of redemption to the Trustee and the Holders, at a redemption price equal to 100% of the principal amount of this Note being redeemed plus accrued and unpaid interest on the principal amount of this Note being redeemed to, but excluding, the Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by the Independent Investment Banker as having an actual or interpolated maturity comparable to the term from the Redemption Date to the Par Call Date that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of maturity comparable to the term from the Redemption Date to the Par Call Date.

“Comparable Treasury Price” means, with respect to the Redemption Date, (1) the average of four Reference Treasury Dealer Quotations for the Redemption Date or (2) if the Independent Investment Banker is unable to obtain four Reference Treasury Dealer Quotations for such Redemption Date, the average of all quotations obtained.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“New York Business Day” means a day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banking institutions are authorized or required by law, regulation or executive order to be closed in The City of New York.

“Primary Treasury Dealer” means a primary U.S. government securities dealer.

“Reference Treasury Dealer” means each of BofA Securities, Inc. and Morgan Stanley & Co. LLC (or their respective affiliates that are Primary Treasury Dealers) and their respective successors and two Primary Treasury Dealers selected by the Company; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 3:30 p.m., New York City time, on the third New York Business Day preceding the Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

7. This Note may be redeemed at any time at the option and sole discretion of the Company in whole, but not in part, subject to compliance with applicable regulatory requirements, and upon giving not less than 30 nor more than 60 days’ notice of redemption to the Trustee and the Holders (which notice shall be irrevocable) at the principal amount of this Note together with interest accrued to the date fixed for redemption and any Additional Amounts hereon, if the Company has been or will be obliged to pay any Additional Amounts as a result of (a) any change in, or amendment to, the laws or regulations of Japan or any political subdivision or any authority thereof or therein having power to tax, or any change in application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date of the issuance of this Note or (b) after the completion of any Succession Event, any change in, or amendment to, the laws or regulations of the jurisdiction of the Successor Person or any political subdivision or any authority thereof or therein having power to tax, or any change in application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date of such Succession Event, and in either case such obligation cannot be avoided by the Company or the Successor Person through the taking of reasonable measures available to the Company or the Successor Person, as the case may be (an “Additional Amounts Event”). No notice of redemption for an Additional Amounts Event pursuant to this Section 7 shall be given sooner than 90 days prior to the earliest date on which the Company would actually be obliged to pay such Additional Amounts on payments with respect to this Note.

Prior to the publication of any notice of redemption pursuant to this Section 7, the Company shall deliver to the Trustee (i) a certificate signed by an Authorized Officer stating that the conditions precedent to its right to so redeem have been fulfilled and (ii) an opinion of independent legal advisors of recognized standing confirming that an Additional Amounts Event has occurred. The Trustee shall accept such opinion as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it shall be conclusive and binding on the Holders.

8. In the case of any redemption of this Note as provided in Section 6 or 7 of this Note, notice of redemption of this Note shall be transmitted to the Holder at its address as it shall then appear in the Note Register. If by reason of any cause, it shall be impracticable to give notice to the Holder in the manner prescribed herein, then such notification in lieu thereof as shall be made by the Company or by the Trustee on behalf of and at the instruction of the Company shall constitute sufficient provision of such notice, if such notification shall, so far as may be practicable, approximate the terms and conditions of the notice in lieu of which it is given. Neither the failure to give notice nor any defect in any notice of redemption given to the Holder of any other Note shall affect the sufficiency of any notice with respect to this Note. Notice of redemption of this Note having been so given, this Note shall become due and payable on the redemption date so specified and such dates shall be deemed the maturity date of this Note.

9. The Company shall, on or before each due date of the principal of or interest on this Note, pay to the Trustee, who shall hold the same in trust for the benefit of the person entitled thereto, a sum sufficient to pay the principal or interest so becoming due until such sum shall be paid to such person or otherwise disposed of as herein provided. Any money held by the Trustee in trust for the payment of the principal of or interest on this Note and remaining unclaimed for two years after such principal or interest has become due and payable and paid to the Trustee shall be discharged from such trust, and repaid to the Company, and all liability of the Trustee with respect to such money shall cease.

10. If this Note shall at any time become mutilated, destroyed, stolen or lost, then, provided that this Note, or evidence of the destruction, theft or loss hereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required hereunder) shall be delivered to the Trustee, a replacement Note of like tenor and principal amount shall be authenticated and delivered by the Trustee, in exchange for this Note, in the case of mutilation, or in lieu of this Note, in the case of destruction, loss or theft, and provided further that, if this Note is destroyed, stolen or lost, (i) neither the Company nor the Trustee shall have received notice that this Note has been acquired by a bona fide purchaser, and (ii) the Trustee shall have received (a) satisfactory evidence (as so deemed by the Trustee in its absolute discretion) that this Note was destroyed, stolen or lost, and (b) an indemnity for the benefit of the Company and the Trustee satisfactory to each of them. All expenses and charges associated with procuring such indemnity shall be borne by the Holder of this Note.

As provided in the Indenture, every new Note issued in exchange for or in lieu of any mutilated, destroyed, stolen or lost Note shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, stolen or lost Note shall be at any time enforceable by anyone, and shall be entitled to the benefits of the Indenture equally and proportionately with any and all other Notes duly issued thereunder. Any such new Note shall be so dated that neither gain nor loss of interest shall result from such replacement. Upon the issuance of any such new Note, the Company may require the payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

11. All notices to the Company under this Note shall be in writing and addressed to the Company at Takeda Pharmaceutical Company Limited, Miesian Plaza, Block 3, 50-58 Lower Baggot Street, Dublin 2, Ireland Attention: Noel Brady, Email: noel.brady@takeda.com, Fascimile no.: +353 (0)1 6096007; with a mandatory copy to 1-1, Nihonbashi-Honcho 2-Chome, Chuo-ku, Tokyo 103-8668, Japan, Attention: Global Treasury, Email: kengo.shimizu@takeda.com, Fascimile no.: +813-3278-2198, or to such other address as the Company may notify to the Holder. All notices to the Holder shall be in writing and sent by mail or emailed, in PDF format to the Holder at his or its address as set forth in the Note Register.

12. This Note is one of the 2.050% Senior Notes due 2030 (collectively, the “Notes” and, individually, a “Note”) issued by the Company in accordance with the Indenture, copies of which are on file and available for inspection at the Corporate Trust Office. Under the terms of the Indenture, the Company may remove any Trustee and appoint a new Trustee. The Company shall notify, or cause the Trustee to notify, the Holders of Notes of the appointment of any Trustee.

The Notes are issuable only as fully registered Notes without coupons in denominations of $200,000 or integral multiples of $1,000 in excess thereof.

13. Article VIII of the Indenture, which provides for amendments to the Indenture and the Notes, is hereby incorporated mutatis mutandis by reference herein.

14. Subject to the authentication of this Note by the Trustee, the Company hereby certifies and declares that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Note, and to constitute the same a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, have been done and performed and have happened in due and strict compliance with all applicable law.

15. Claims for payment of principal in respect of this Note shall be prescribed upon the expiry of 6 years from any redemption date and claims for payment of interest (if any) in respect of this Note shall be prescribed upon the expiry of 5 years from the due date hereof.

This Note shall be governed by and construed in accordance with the laws of the State of New York.